UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 21, 2010

ORIENT PAPER, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34577	20-4158835
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Nansan Gongli, Nanhuan Road Xushui County, Baoding City Hebei Province, The People’s Republic of China 072550
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  011 - (86) 312-8605508

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of Orient Paper, Inc. (the “Company”) occurred on August 21, 2010. The following actions were voted upon at the Annual Meeting:

(a)
The Company’s shareholders approved an amendment to the Company’s certificate of incorporation to authorize the classification of the board of directors (the “Board”) into two classes with staggered terms, with 11,003,220 votes for, 907,887 votes against, and 7,100 abstentions.

(b)
The Company’s shareholders elected Drew Bernstein and Wenbing Christopher Wang to serve as Class I directors of the Board until the annual meeting of stockholders in 2011 and until their respective successors have been elected and has qualified, or until their earlier resignation, removal or death. The Company’s shareholders elected Zhenyong Liu, Fuzeng Liu and Zhaofang Wang to serve as Class II directors of the Board until the annual meeting of stockholders in 2012 and until their respective successors have been elected and has qualified, or until their earlier resignation, removal or death. The votes cast with respect to each nominee are set forth below:

DIRECTORS:	FOR:	AGAINST OR WITHHELD:
Drew Bernstein	8,466,048	1,305,414
Wenbing Christopher Wang	9,754,682	16,780
Zhenyong Liu	9,754,682	16,780
Fuzeng Liu	9,753,832	17,630
Zhaofang Wang	9,754,779	16,683

(c)
The Company’s shareholders ratified the appointment of BDO Limited as the Company’s independent registered public accounting firm for the year ending December 31, 2010, with 11,082,431 votes for, 830,496 votes against, and 5,280 abstentions.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2010

ORIENT PAPER, INC.

By:	/s/ Zhenyong Liu
Zhenyong Liu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation